EXHIBIT 21
INFORMATION REGARDING SUBSIDIARIES OF THE REGISTRANT
Saga Communications, Inc. Subsidiaries

Jurisdiction of
Name	Organization	Name Under Which Subsidiary does Business

Franklin Communications, Inc.	Delaware	Franklin Communications, Inc.
Saga Quad States Communications, LLC
Saga Communications of Iowa, LLC
Lakefront Communications, LLC	Delaware	Lakefront Communications, LLC
Saga Communications of Milwaukee, LLC
Saga Communications of Tuckessee, LLC
Saga Air, LLC	Delaware	Saga Air, LLC
Saga Communications Radio Networks, LLC	Delaware	Saga Communications Radio Networks, LLC
Saga Broadcasting, LLC	Delaware	Saga Broadcasting, LLC
Franklin Communications, Inc.
Lakefront Communications, LLC
Saga Air, LLC
Saga Communications of Illinois, LLC
Saga Communications of South Dakota, LLC
Tidewater Communications, LLC
Saga Communications of Arkansas, LLC	Delaware	Saga Communications of Arkansas, LLC
Saga Communications of Charlottesville, LLC	Delaware	Saga Communications of Charlottesville, LLC
Saga Communications of Illinois, LLC	Delaware	Saga Communications of Illinois, LLC
Saga Communications of Iowa, LLC	Delaware	Saga Communications of Iowa, LLC
Saga Communications of Milwaukee, LLC	Delaware	Saga Communications of Milwaukee, LLC
Saga Communications of New England, LLC	Delaware	Saga Communications of New England, LLC
Saga Communications of New Hampshire, LLC
Saga Communications of New Hampshire, LLC	Delaware	Saga Communications of New Hampshire, LLC
Saga Communications of North Carolina, LLC	Delaware	Saga Communications of North Carolina, LLC
Saga Communications of South Dakota, LLC	Delaware	Saga Communications of South Dakota, LLC
Saga Communications of Tuckessee, LLC	Delaware	Saga Communications of Tuckessee, LLC
Saga Quad States Communications, LLC	Delaware	Saga Quad States Communications, LLC
Tidewater Communications, LLC	Delaware	Tidewater Communications, LLC
Force Five Licenses, LLC
Saga Communications of Charlottesville, LLC